Exhibit 10.13

Beijing Frank Management and Investment Co., Ltd.
Level: 27th Units: 12-15
China World Office 1
BEIJING P.R.C

Beijing Frank Management and Investment

Co., Ltd.

AND

China World Trade Center, Incorporated

TENANCY AGREEMENT

OF

CHINA WORLD OFFICE 1

******************************

CHINA WORLD TRADE CENTER

*******************************

Tenant : Beijing Frank Management and Investment Co., Ltd.
Premises : Level: 27th Units: 12-15 China World Office 1
Commencement / Expiry: 2010/08/09 – 2012/08/01

Date Party

AN AGREEMENT made this 12th day of July

Two Thousand and Ten BETWEEN the party named and described as Landlord in Part 1 of the Schedule hereto (“the Landlord” which expression shall where the context admits include its successors and assignees) of the one part and the party named and described as the Tenant in Part 1 of the Schedule hereto (“the Tenant”) of the other part.

WHEREBY IT IS AGREED as follows:

Premises Terms Rent	The Landlord shall let and the Tenant shall take All That portion of the building complex situated at No. 1 Jian Guo Men Wai Avenue Beijing The People’s Republic of China and known as CHINA WORLD TRADE CENTER (“the Building” described in Part 2 of the Schedule hereto and is more particularly delineated in Pink on the plan (s) annexed hereto (the external surfaces of the walls window frames and glass being excluded) Together with all those fixtures fittings furniture and appliances specified in Part 6 of the Schedule hereto (if any) “the Premises” Together with the right to use in common with the Landlord and all others having the like right of the entrances staircases landings passages in the Building insofar as the same are necessary for the proper use and enjoyment of the Premises and except insofar as the Landlord may from time to time restrict such use in order to carry out maintenance and/or in the case of an emergency And Together Also with the use in common as aforesaid of any lifts serving the Premises whenever the same shall be operating for the term defined in Part 3 of the Schedule YIELDING AND PAYING therefore throughout the said term the rent and management charges (all of which are unless the context otherwise requires hereinafter included under the term “rent”) as is set out in Part 4 of the Schedule in manner as set out in the Standard Conditions.

Legal Costs	Each party will bear its own legal costs and any other related costs incurred in the preparation and execution of this Agreement as required by Government.

Standard Conditions	This Agreement is subject to the Standard Conditions of Tenancy Agreement of China World Trade Center (“the Standard Conditions”) hereto annexed and shall contain the several Landlord’s and Tenant’s covenants and proviso therein set forth subject however to the amendments specified in Part 7 of the Schedule and the two shall be read together as one agreement. Any word or expression to which a specific meaning has been attached in any part of this Agreement or of the Standard Conditions shall bear such specific meaning wherever it may occur.

Tenant : Beijing Frank Management and Investment Co., Ltd.
Premises : Level: 27th Units: 12-15 China World Office 1
Commencement / Expiry: 2010/08/09 – 2012/08/01

THE SCHEDULE

PART 1	- PARTICULARS OF PARTIES

	Landlord :	Beijing Frank Management and Investment Co., Ltd.

	Tenant :	China World Trade Center, Incorporated

PART 2	- PARTICULARS OF LAND BUILDING AND PREMISES

China World Office 1

		Level	:	27th Floor.

		Units	:	12-15 (inclusively).
		Net Area	:	Approximately 128.88 square meters.

(Net Floor Area)

The Tenant shall accept as final and conclusive the area of the Premises as measured by persons appointed by the Landlord.

PART 3	- PARTICULARS OF TERM.

	Length	:	Twenty three (23) days in August 2010 + twenty three (23) months + one (1) day in August 2012

	Date of Commencement	:	August 9, 2010 (“the Commencement Date”)

	Date of Expiry	:	August 1, 2012 (“the Expiration Date”)

PART 4	- PARTICULARS OF RENT.

The rent (inclusive of management fees and air-conditioning charges during normal office hours) for the period from the Commencement Date to the Expiration Date of the said term shall be RENMINBI FIFTY FOUR THOUSAND ONE HUNDRED TWENTY NINE YUAN SIXTY FEN ONLY (RMB 54,129.60) per calendar month.

PART 5	PARTICULARS OF DEPOSIT

The Rental Deposit (equivalent to three months’ rental) and Electricity Deposit subject to increase in accordance with Section VIII of the Standard Conditions shall be RENMINBI ONE HUNDRED SIXTY TWO THOUSAND THREE HUNDRED EIGHTY EIGHT YUAN EIGHTY FEN ONLY (RMB 162,388.80) for the Rental Deposit and RENMINBI ONE THOUSAND SIXTY NINE YUAN SEVENTY FEN ONLY (RMB 1,069.70) for the Electricity Deposit.

Tenant : Beijing Frank Management and Investment Co., Ltd.
Premises : Level: 27th Units: 12-15 China World Office 1
Commencement / Expiry: 2010/08/09 – 2012/08/01

PART 6	FIXTURES & FURNISHES

The Landlord will provide the Tenant with affixed suspended ceiling grids, ceiling tiles, light boxes with fluorescent tubes (without electrical connection), air diffusers, smoke detectors, PA speakers, emergency lighting, fire sprinkler system in the standard open office plan provision, screed cement flooring and white painted wall within the Premises upon the delivery of possession of the Premises.

PART 7	SPECIAL CONDITIONS

1	Advanced Payment (for new lease only)

Notwithstanding Section I (4) of the Standard Conditions, immediately before taking possession of the Premises or before the Commencement Date of the lease Term which ever is earlier

a)	The Tenant shall pay to the Landlord one (1) month and two (2) days rent for the period from August 30, 2010 to September 30, 2012 as an advance rental for the month immediately after Rent Free Period (from August 9, 2010 to August 29, 2010) in the amount of RMB 57,621.83.

b)	The Tenant shall pay management fee and air-conditioning charges of RMB1.41 Yuan per square meter per day during the said Rent Free Period amounting to RMB 3,816.14.

Tenant : Beijing Frank Management and Investment Co., Ltd.
Premises : Level: 27th Units: 12-15 China World Office 1
Commencement / Expiry: 2010/08/09 – 2012/08/01

SIGNED BY

For and on behalf of the Landlord in the presence of:-

COMPANY CHOP
SIGNED BY

For and on behalf of the Tenant in the presence of:-

COMPANY CHOP

SECTION I

RENT AND OTHER CHARGES

The Tenant undertakes and agrees with the Landlord as follows: -

(1)	Rent and Air-conditioning charges

To pay the rent, management and air-conditioning charges at the time and in the manner expressed in the Tenancy Agreement.

(2)	Occupation Taxes

(i)	To pay and discharge all rates taxes assessments duties charges impositions (if any) and outgoings of an annual or recurring nature Land Use Fee and Building Property Tax excepted now or hereafter to be assessed imposed or charged by the Government or other lawful authority upon the occupier thereof.

(ii)	The Landlord shall be entitled to treat non-payment of any amount by the Tenant in accordance with the foregoing provisions of this Clause or any part thereof in all respects as non-payment of rent under the Tenancy Agreement.

(iii)	The Landlord and the Tenant each shall bear its own taxes, assessments duties charges impositions (if any) as required of them by Government or lawful authority.

(3)	Telephone telecommunications and electricity charges

To pay and discharge all charges for telephone telecommunication services and electricity consumed in the Premises. The electricity charges shall be Renminbi one yuan and twenty fen per kilowatt hour and shall remain fixed during the term of Tenancy.

(4)	Payment of Rent

The rent shall be payable monthly for every month exclusive of government taxes rates and other outgoing and in advance clear of all deductions and exclusive of all bank charges on the first day of each calendar month when the rental falls due. The last of such payments to be apportioned according to the number of days of the said term remaining in the month in respect of which such payment is due.

(5)	Payment of Deposit

The Deposit shall be payable before the Commencement Date of the Tenancy Agreement or before taking possession of the Premises, which ever is earlier.

SECTION II

TENANT’S OBLIGATIONS

The Tenant agrees with the Landlord as follows: -

(1)	Compliance with regulations by-laws rules etc.

(a)	To obey and comply with and to indemnify the Landlord against the breach of all regulations by-laws rules and requirements of any Governmental or other competent authority relating to the conduct and carrying on of the Tenant’s business on the Premises or to any other act deed matter or thing done permitted suffered or omitted therein or thereon by the Tenant or any employee agent or visitor of the Tenant and to notify the Landlord forthwith in writing of any notice received from any government or public authority concerning or in respect of the Premises or any services supplied thereto.

(b)	To be responsible for all claims, demand, writs, summons, actions, suits proceedings, judgments, orders, decrees, damages, costs and expenses of any nature whatsoever which the Landlord may suffer or incur in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises or the use of the Premises or any part thereof by the act or default of the Tenant its employees agents or visitors.

(c)	To be responsible for all loss and damage to the Premises, to the Building and to all the property therein caused by the act or default of the Tenant or the Tenant’s employees agents or visitors and in particular but without limiting the generality of the foregoing caused by the use or misuse waste or abuse of water or electricity or faulty fittings or fixtures of the Tenant.

(2)	Internal Fitting-Out Works

(a)	To fit out the Premises at the Tenant’s own cost and expenses in accordance with such plans and specifications as shall have been first submitted to and approved in writing by the Landlord such approval not be unreasonably withheld in a good and proper workmanlike fashion and in all respects in a style and manner appropriate to a first class office Building and so to maintain the same throughout the term in good condition and repair fair wear and tear excepted. The Tenant will not cause or permit to be made by variation to the approved fitting out plans and specifications or to the interior design or layout of the Premises without the prior approval in writing of the Landlord such approval not to be unreasonably withheld and in the event of such approval being requested it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord any reasonable fees and/or costs incurred by the Landlord in obtaining the approval of its architect and/or specialist consultants.

(b)	Repair Clause

To keep all the interior non-structural parts of the Premises including flooring and interior plaster or other finishes or rendering to walls floors and ceilings and insofar as damaged or destroyed by the act or neglect of the Tenant the Landlord’s fixtures and fittings therein and all additions thereto including all doors windows electrical installations wiring ducting or piping in good clean tenantable repair and condition and properly preserved and painted.

(3)	Replacement of windows or curtain wall

To reimburse to the Landlord the cost of replacing all broken and damaged windows and glass or curtain wall broken or damaged by the act or neglect of the Tenant or its employees agents or visitors.

(4)	Repair of electrical installations piping and ducting

To repair or replace any electrical installation wiring ducting or piping installed by the Tenant if the same becomes dangerous or unsafe or if so reasonably required by the Landlord or by the relevant utility company and in so doing the Tenant shall use only a contractor approved by the Landlord in writing for the purpose. The Tenant shall permit the Landlord or its agents to test the wiring ducting or piping installed by the Tenant in the Premises at any reasonable time upon written request being made. The Tenant shall indemnify the Landlord and hold it harmless against any cost claim damage or proceedings resulting from or attributable to any malfunction or disrepair of the electrical installation or apparatus piping or ducting installed or located by the Tenant in the Premises.

(5)	Cleaning of drains

To pay to the Landlord on demand all costs incurred by the Landlord in cleaning clearing repairing or replacing any of the drains pipes or sanitary or plumbing apparatus choked or stopped up owing to the careless or improper use or neglect by the Tenant or its employees agents or visitors and to indemnify the Landlord against any cost claim or damage caused thereby or arising therefrom.

(6)	Indemnity and insurance against loss/damage from interior defects

To be wholly responsible for and to indemnify the Landlord against any loss damage or injury caused to any person whomsoever or any property whatsoever including but not limited to the Landlords fixtures and fittings through the act default or neglect of the Tenant its employees or agents or visitors. The Tenant shall effect insurance cover in respect of such risks with a reputable insurance company to the satisfaction of the Landlord and ensure such insurance remains in force during the Tenancy Term.

(7)	Protection from bad weather

To take all reasonable precautions to protect the interior of the Premises against damage by storm heavy rainfall heavy snowfall or the like and in particular to ensure that all exterior doors and windows are securely fastened upon the threat of such adverse weather conditions.
(8)	Entry by Landlord

To permit the Landlord and all persons authorised by it at all reasonable times by prior appointment to enter and view the state of repair of the Premises to take inventories of the fixtures therein to carry out any works repairs or maintenance which are required to be done provided that in the exercise of this right the Landlord shall cause as little disturbance as possible and provided that in the event of an emergency the Landlord its employees or agents may enter without notice and forcibly if need be and for the better observance of this provision the Tenant shall inform the Landlord as to the presence and nature of any security system of the Tenant installed therein.
(9)	Notice of repair

On receipt of any notice from the Landlord or its authorised representative specifying any works or repairs which require to be done and which are the responsibility of the Tenant hereunder forthwith to put in hand and execute the same without delay. Failure by the Tenant so to do will entitle the Landlord or its employees or agents to enter upon the Premises and forcibly if need be to carry out any such works or repairs at the expense of the Tenant.
(10)	Outside windows and door

To keep all outside windows and doors closed and in the event of a breach of this Clause the Landlord shall have the right to send a representative to close any open door or doors or window or windows should the Tenant fail to forthwith comply with a notice from the Landlord requiring closing of the same.
(11)	Inform Landlord of damage

To give notice in writing to the Landlord or its agents of any damage that may be suffered to the Premises or to person thereupon and of any accident to or defects in the water pipes electrical wiring or fittings fixtures or other facilities provided by the Landlord.
(12)	Cleaning contractors

To employ cleaning contractors for the Premises which cleaning contractors shall only be such persons or such firm as may be nominated by the Landlord. Such cleaning contractors shall be employed at the expense of the Tenant and at the rate agreed by the Landlord with the contractors provided the rate reasonably reflects market rates for such services.
(13)	Directory boards

To pay the Landlord upon demand the cost of affixing repairing altering or replacing as necessary the Tenant’s name on the directory boards provided by the Landlord.
(14)	Light bulbs

To reimburse to the Landlord the cost of replacing any damaged broken defective or burned out electric light bulbs tubes and globes in the Premises which may be provided by the Landlord.
(15)	Viewing Advertising and Re-letting

To allow at all reasonable times upon prior notice within three calendar months immediately preceding the expiration of the term and the Tenant has not signed a new Tenancy Agreement with the Landlord prospective tenants or occupiers to inspect the Premises and allow the Landlord to exhibit where the Landlord shall think fit a notice indicating that the Premises are to become vacant.

(16)	Regulations

To obey and comply with such Regulations as may from time to time be adopted by the Landlord in accordance with Section IX hereof.
(17)	Contractors employees agents visitors

To be responsible to the Landlord for the acts neglects omissions and defaults of all contractors employees agents and visitors of the Tenant as if they were the acts neglects omissions and defaults of the Tenant himself.
(18)	Service entrances and lifts

To load and unload goods only at such times during business hours and through such service entrances and by such service lifts as shall be designated by the Landlord for this purpose from time to time.
(19)	Refuse and garbage removal

To be responsible for the removal of garbage and refuse from the Premises and to dispose of the garbage and refuse only in those areas designated by the Landlord from time to time. In the event of the Landlord providing a collection service for garbage and refuse the same shall be used by the Tenant to the exclusion of any other similar service and the use of such service provided by the Landlord shall be at the cost of the Tenant provided the rate reasonably reflects market rates for such services.
(20)	Delivery of Premises and handover

To deliver to the Landlord the Premises together with all fixtures fittings and additions therein and thereto at the expiration or sooner termination of this tenancy in good clean tenantable repair and condition provided that all personal property fixtures and fittings and additions therein shall if so required by the Landlord be removed by and at the expense of the Tenant at the expiration or sooner termination of this tenancy and in such event the Tenant shall make good all damage caused by such removal and thereupon to surrender to the Landlord all keys giving access to all parts of the Premises held by the Tenant and to permit the Landlord to remove at the Tenant’s expense all lettering and characters from the directory boards and from all the doors walls or windows of the Premises and to make good any damage caused by such removal. Tenant shall use the Landlord’s nominated contractor for the work related to the repair and re-instatement of the Premises before handing the Premises over to the Landlord and the standard fee in the Fitting Out Handbook shall apply. In the event of the breach of this clause at the expiration or sooner termination of this Tenancy, the Landlord shall be entitled to forfeit one month rental deposit and claim further compensation for the damages thus incurred. In such case it shall be lawful for the Landlord at any time after the expiration or sooner termination of this Tenancy to re-enter the Premises to remove and dispose of all Tenant’s personal property fixtures fittings in the Premises.
(21)	Notice of Renewal

If the Tenant intends to renew this Agreement for any term beyond the Date of Expiry stated in Part 3 of this Agreement, the Tenant is required to serve a written notice to the Landlord at least six months prior to the Date of Expiry, and shall enter into a fresh tenancy agreement with the Landlord at least three months prior to the Date of Expiry. If the Tenant fails to observe the above the Tenancy Agreement shall cease on the Date of Expiry. The terms and conditions including the rent of the new tenancy agreement shall be subjected to the then negotiation between the Landlord and the Tenant.
(22)	Illumination of Reception

From 8:30 a.m. to 5:30 p.m. (Monday to Friday) public holidays excluded, the Tenant shall not leave the ceiling lights at the reception at the entrance of the Premises turned off for more than three (3) consecutive working days.

(23)	Compliance with Fire Safety Regulations by-laws rules etc

To obey and comply with and to indemnify the Landlord against the breach of all fire safety regulations by-laws rules and requirements of Government or any competent authority relating to the conduct and carrying on of the Tenant’s business on the Premises or to any other act deed matter or thing done permitted suffered or omitted therein or thereon by the Tenant or any employee agent or visitor of the Tenant and to notify the Landlord forthwith in writing of any notice received from any government or public authority concerning or in respect of the Premises or any services supplied thereto.
(24)	Entry by Landlord and Competent Authority

To permit the Landlord or competent authority and all persons authorized by it at all reasonable times by prior appointment to enter and inspect the fire safety compliance of the Premises provided that in the exercise of this right the Landlord shall cause as little disturbance as possible to the Tenant. In the event of an emergency during off office hours including weekend and holiday, the Landlord its employees or agents may enter without notice and forcibly if need be and for the better observance of this provision the Tenant shall inform the Landlord as to the presence and nature of any security system of the Tenant installed therein.
(25)	Fire Safety Precautions

To take all reasonable precautions to ensure fire safety compliance and to remove any fire hazard in the Premises including appointing a competent fire warden to carry out regular safety inspection in the Premises and to carry out fire safety and evacuation exercise in accordance with any competent authority’s requirements.

SECTION III

LANDLORD’S OBLIGATIONS

The Landlord agrees with the Tenant as follows: -
(1)	Quiet enjoyment

That the Tenant paying the rent on the days and in the manner herein provided for payment of the same and observing and performing the agreements stipulations and conditions herein contained and on the Tenant’s part to be observed and performed shall peaceably hold and enjoy the Premises during the term without any interruption by the Landlord or any person lawfully claiming through the Landlord.
(2)	Land Use Fee

To pay the Land Use Fees payable in respect of the land upon which the Building is erected and the building property tax payable in respect of the Building including taxes levied on the capital value of the land and Building, other than such as are included in Section I Clause 2 (i).
(3)	Roof and main structure

To keep the roof of the Building and the main structure and walls thereof and the main drain pipes and cables therein and those parts of the Building for which the Tenant is not responsible in a proper state of repair condition.
(4)	Decoration

To carry out all necessary decoration to the common areas of the Building as and when the Landlord shall decide the same is necessary.

(5)	Cleaning

To keep the common areas and toilets and other parts of the Building for common use clean and in proper condition.

(6)	Facilities

To maintain any lifts escalators fire and security services equipment air-conditioning plant and other facilities of the Building in proper working order.

(7)	Air-conditioning

To provide air-conditioning services to the Premises during normal office hours and daily on Monday to Friday from
8:00 a.m. until 6:00 p.m. No air-conditioning services will be provided on weekends and public holidays. If the Tenant shall require additional air-conditioning services outside the times specified by the Landlord the Landlord shall provide the same to the Tenant on receiving reasonable notice of the Tenant’s requirements. The charges for air-conditioning outside the times specified by the Landlord shall be determined by the Landlord and notified to the Tenant from time to time.

(8)	Directory boards

To supply directory boards and to allot space thereon for the Tenant’s name to be affixed in such uniform lettering or characters as shall be designated by the Landlord. Notwithstanding the aforesaid, for the first time installation the Landlord shall provide the directory boards free of charge.

SECTION IV

RESTRICTIONS AND PROHIBITIONS

The Tenant hereby agrees with the Landlord as follows: -

(1)	Installation and alteration

(a)	Not without the prior written consent of the Landlord such consent not to be unreasonably withheld to erect install or alter any fixtures partitioning or other erection or installations in the Premises or any part thereof or without the like consent to make or permit or suffer to be made installations in or additions to the electrical wiring and piping and ducting and installations or to install or permit or suffer to be installed any equipment apparatus or machinery which imposes a weight on any part of the flooring in excess of that for which it is designed or which requires any additional electrical wiring or piping or ducting or which consumes electricity not metered through the Tenant’s separate meter. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary.

(b)	In carrying out any approved work hereunder the Tenant shall and shall cause its employees agents contractors and workmen to cooperate fully with the Landlord and all employees agents contractors and workmen of the Landlord and with other Tenants or contractors carrying out any work in the Building. The Tenant its employees agents contractors and workmen shall obey and comply with all instructions and directions which may be given by the Landlord’s representative in connection with the carrying out of such work.

(c)	In carrying out any work to the electrical installation and/or wiring or piping or ducting related to the heating and ventilation air conditioning system and fire fighting and prevention system, the Tenant shall use only a contractor nominated by the Landlord in writing for the purpose whose rates shall reasonably reflect market rates for such services.

(2)	Injury to main walls

Not without the prior written consent of the Landlord to cut maim injure drill into mark or deface or permit or suffer to be cut maimed injured drilled into marked or defaced any doors windows walls beams structural members or any part of the fabric of the Premises or any of the plumbing or sanitary or air-conditioning apparatus or installations included therein.

(3)	Damage to walls ceiling and floors

Not without the prior written consent of the Landlord to drive or insert or permit or suffer to be driven or inserted any nails screws hooks brackets or similar articles into the ceiling walls or floor of the Premises nor without such consent of the Landlord to do any other thing which may damage or penetrate the existing floor screen or slab.

(4)	Damage to common areas

Not to damage injure or deface any part of the fabric decorative features of the common areas stairs and lifts and escalators of the Building including any trees plants or shrubs therein or thereabout.

(5)	Nuisance or annoyance

Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance to the Landlord or to the Tenants or occupiers of other premises in the Building therein or thereabout.

(6)	Noise

Not to produce or permit or suffer to be produced at any time in the Premises any disturbing or irritating noise or any music or noise (including sound produced by broadcasting or any apparatus or equipment capable of producing reproducing receiving or recording sound) so as to be audible outside the Premises.

(7)	Signs

Not to affix or display or permit or suffer to be affixed or displayed within or outside the Premises any signboard sign decoration advertising matter or other device whether illuminated or not which may be visible from outside the Premises save that: -

(a)	The Tenant shall be entitled to have its name displayed in English and Chinese in uniform lettering or characters designated by the Landlord on the directory boards such lettering and characters and any additions or alterations thereto to be placed thereon by the Landlord at the Tenant’s expense.

(b)	The Tenant shall be entitled at its own expense to have its name affixed in lettering and/or characters of dimensions approved by the Landlord on the Tenant’s entrance door or doors. If the Tenant carries on business under a name other than its own name it shall notify the Landlord of the name under which its business is carried on and shall be entitled to have that name displayed or affixed as aforesaid but the Tenant shall not be entitled to change the business name without the prior written consent of the Landlord which consent shall not be unreasonably withheld.

(8)	User

Not to use or permit or suffer the Premises to be used for any purpose other than as an office.

(9)	Illegal or immoral use

Not to use or permit or suffer the Premises to be used for any illegal or immoral purpose.

(10)	Sleeping or domestic use

Not to use or permit or suffer the Premises or any part thereof to be used as sleeping quarters.

(11)	Manufacture or storage of goods

Not to use or permit or suffer the Premises to be used for the purpose of the production manufacture working of goods and merchandise nor for the storage of goods and merchandise other than samples and exhibits reasonably required in connection with the Tenant’s business carried on therein.

(12)	Combustible or dangerous goods

Not to keep or store or permit or suffer to be kept or stored in the Premises any arms ammunition gun-powder salt-petre kerosene or other explosive or combustible substance or hazardous goods.

(13)	Obstruction in passages

Not to encumber or obstruct or permit or suffer to be encumbered or obstructed with any boxes packaging rubbish or other obstruction of any kind or nature any of the entrances staircases landing passages escalators lift lobbies or other parts of the Building in common use and the Landlord shall be entitled without notice and at the Tenant’s expense to remove and dispose of as it sees fit any such rubbish or other articles or thing.

(14)	Toilet facilities

Not to use or permit or suffer the toilet facilities provided by the Landlord in the Premises or in the common areas of the Building to be used for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown therein any foreign substance of any kind and the Tenant shall pay to the Landlord on demand the whole expense of any breakage blockage or damage resulting from a violation of this Clause.

(15)	Wiring and cables in common area

Not to lay install affix or attach any wiring cables or other articles or thing in or upon any of the entrances staircases landings passages lobbies or other parts of the Building in common use.

(16)	Preparation of food and prevention of odours

Not to prepare or permit or suffer to be prepared any food in the Premises or to cause or permit any odours which shall in the opinion of the Landlord be offensive or unusual to be produced upon permeate through or emanate from the Premises.

(17)	Food by service entrances

Not to permit or allow any food or food containers to be brought onto or removed from the Premises except by way of service lifts service entrances and service exits.

(18)	Animals pets and infestation

Not to keep or permit or suffer to be kept any animals or pets inside the Premises and at the Tenant’s expense to take all such steps and precautions as shall be required by the Landlord to prevent the Premises or any part thereof from becoming infested by pests or vermin. The Tenant shall employ at the Tenant’s cost only such pest extermination contractors as the Landlord may require and at such reasonable intervals as the Landlord may direct and to the exclusion of all others.

(19)	Sub-letting assigning

Not to assign underlet part with the possession of or transfer the Premises or any part thereof or any interest therein nor permit or suffer any arrangement or transaction whereby any person who is not a party to the Tenancy Agreement obtains the use possession occupation or enjoyment of the Premises or any part thereof irrespective of whether any rental or other consideration is given therefore.

(20)	Breach of insurance policy

Not to do or permit or suffer to be done any act deed matter or thing whatsoever whereby the insurance on the Building against loss or damage by fire and/or other insurable perils and/or claims by third parties for the time being in force may be rendered void or voidable or whereby the premium thereon may be increased provided that if as the result of any act deed matter or thing done permitted or suffered by the Tenant the premium on any such policy of insurance shall be increased the Landlord shall be entitled without prejudice to any other remedy hereunder to recover from the Tenant the amount of any such increase.

(21)	Aerials

Not to erect any aerial on the roof or walls of the Building or on the ceiling or walls of the Premises and not to interfere with remove dismantle or alter those common aerials (if any) provided by the Landlord.

(22)	Air-conditioning

Not to install air-conditioning facilities in addition to such facilities as are provided by the Landlord.

(23)	Parking

Not to park in obstruct or otherwise use nor permit any employee agent or visitor of the Tenant to park in obstruct or otherwise use those areas of the Building allocated to the parking or movement of or access for vehicles or designated as loading/unloading areas otherwise than in accordance with the regulations made pursuant to Section IX hereof.

(24)	Use of Building name

Not without the prior written consent of the Landlord to use or permit to be used the name/logo or any part of the name/logo of the Landlord or of the Building or any picture representation or likeness of the whole or any part of such name/logo or of the Building or of the Premises in connection with the business or operations of the Tenant or for any purpose whatsoever other than to indicate the address and place of business of the Tenant.

(25)	No Smoking

Not to smoke in any common areas of the Building including but not limited to office lobby, public corridor, washroom, pantry and staircase except in the areas designated by the Landlord only.

(26)	Security Contractors

Not to employ any security guard for the Premises without the prior written consent of the Landlord. Notwithstanding the above, any security guard employed by the Tenant shall not have uniform that resembles the Building’s security guard or public security officer but have proper suit and only perform his duties within the Premises.

(27)	Obstruction and removal of Fire Safety Installations

Not to encumber or obstruct or permit or suffer to be encumbered or obstructed with any boxes packaging rubbish or other obstruction of any kind or nature and not to remove any of the fire safety installations in the Premises including the fire hydrants fire extinguishers fire sprinklers and smoke detectors.

SECTION V

EXCLUSIONS

Unless through the negligence of the Landlord its employees or agents, the Landlord shall not be liable to the Tenant occupier or any other person whomsoever: -

(1)	Lift escalators air-conditioning etc.

In respect of any loss or damage to person or property sustained by the Tenant occupier or any such other person caused by or through or in any way owing to any defect in or breakdown of the lifts escalators fire and security services equipment air-conditioning plant and other facilities of the Building or

(2)	Electricity/water supply

In respect of any loss or damage to person or property sustained by the Tenant occupier or any such other person caused by or through or in any way owing to any failure malfunction explosion or suspension of the electricity or water supply to the Building or the Premises or

(3)	Fire and overflow of water and vermin

In respect of any loss or damage to person or property sustained by the Tenant occupier or any such other person caused by or through or in any way owing to fire or the overflow or leakage of water from anywhere within the Building or the influx of rain water or storm water into the Building or the Premises or the activity of rats or other vermin in the Building or

(4)	Security

For the security or safekeeping of the Premises or any persons or contents therein or

(5)	Non-enforcement of the Regulations

In respect of any loss or damage however caused arising from any non-enforcement of the Regulations or non-observance thereof by the Tenant or any third party.

SECTION VI

ABATEMENT OF RENT

If the Premises or any part thereof shall be destroyed or so damaged by fire bad weather Act of God Force Majeure or other cause not attributable directly or indirectly to any act or default of the Tenant as to be rendered unfit for use and occupation the rent hereby agreed to be paid or a part thereof proportionate to the damage sustained shall cease to be payable until the Premises shall have been restored or reinstated provided always that the Landlord shall be under no obligation to repair or reinstate the Premises if in its opinion it is not reasonably economical or practicable so to do and provided Further that if the whole or substantially the whole of the Premises shall have been destroyed or rendered unfit for use and occupation shall not have been repaired and reinstated within six months of the occurrence of the destruction or damage either party shall be entitled at any time before the same are so repaired and reinstated to terminate this Agreement by notice in writing to the other.

SECTION VII

DEFAULT

It is hereby further expressly agreed and declared as follows: -

(1)	Default

If the rent and/or management and/or air-conditioning and/or any other charges payable under this Agreement shall be unpaid for seven days after the same shall become payable (whether demanded or not) or if the Tenant shall fail or neglect to observe or perform any of the agreements stipulations or conditions herein contained and on the Tenant’s part to be observed and performed or if the Tenant shall become bankrupt or being a corporation shall go into liquidation or if any petition shall be filed for the winding up of the Tenant or if the Tenant shall otherwise become insolvent or make any composition or arrangement with creditors or shall suffer any execution to be levied on the Premises then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on the Premises or any part thereof in the name of the whole whereupon this Agreement shall absolutely cease and terminate but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance of any of the agreements stipulations and conditions herein contained and on the Tenant’s part to be observed and performed and to the Landlord’s right to deduct all loss and damage thereby incurred from the deposit paid by the Tenant in accordance with Section VIII hereof and without prejudice to the Landlord’s right of forfeiture thereof. Notwithstanding the foregoing and without prejudice to the Landlord’s rights under this Agreement, the Landlord shall be at liberty to disconnect all electricity, air-conditioning and water supplies to the Premises provided 3 days’ notice has been given to the Tenant of the Landlord’s intention to do so and in so doing the Landlord shall not be held responsible for any loss or damage to person or property sustained by the Tenant directly or indirectly as a consequence of Landlord exercising such right. All cost and expenses incurred by the Landlord of and incidental to the disconnection and the subsequent re-connection of the electricity air-conditioning and water supplies to the Premises shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from any deposit paid by the Tenant in accordance with Section VIII hereof.

(2)	Exercise of right

A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord.

(3)	Acceptance of rent

Acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations and conditions herein contained and on the Tenant’s part to be observed and performed.

(4)	Acts of contractors employees agents and visitors

For the purpose of this agreement any act default neglect or omission of any employee visitor contractor of the Tenant or occupier of the Premises shall be deemed to be the act default neglect or omission of the Tenant.

(5)	Distraint

For the purposes of distress for rent, the rent payable in respect of the Premises shall be and be deemed to be in arrears if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

(6)	Late payment charge

Without prejudice to the Landlord’s other rights and remedies on such default, if the rent or any other charges payable under this Agreement or any part thereof shall not be paid in the manner and at the time specified in Section I hereof, then late payment charge shall be payable by the Tenant at the rate of 0.06% per day from day to day on the number of days during which such default continues.

SECTION VIII

DEPOSIT

(1)	Rental deposit

The Tenant shall on the signing hereof deposit with the Landlord the sum specified in this Agreement to secure the due observance and performance by the Tenant of the agreements stipulations and conditions herein contained and on the Tenant’s part to be observed and performed. The deposit shall be retained by the Landlord throughout the term free of any interest to the Tenant and in the event of any breach or non-observance or non-performance by the Tenant of any of the agreements stipulations or conditions aforesaid the Landlord shall be entitled to terminate this Agreement forfeit the deposit and claim further compensation for the damages thus incurred. Notwithstanding the foregoing the Landlord may in any such event at its option select not to terminate the Tenancy Agreement but to deduct from the deposit the amount of any monetary loss incurred by the Landlord in consequence of the breach non-observance or non-performance by the Tenant in which event the Tenant shall as a condition precedent to the continuation of the tenancy deposit with the Landlord the amount so deducted and if the Tenant shall fail so to do the Landlord shall forthwith be entitled to re-enter on the Premises or any part thereof in the name of the whole and to terminate this Agreement forfeit the deposit and claim further compensation for the damages thus incurred.

(2)	Increase in rental deposit

Should the Tenancy Agreement provide for an increase in rent during the term the Tenant shall upon such increase becoming applicable pay to the Landlord by way of an increase in the deposit a sum proportional to the increase in rent and the payment of such increase shall be a condition precedent to the continuation of the tenancy.

(3)	Electricity deposit

In addition to the aforesaid deposit, the Tenant shall upon taking possession of the Premises deposit with the Landlord the sum specified in this Agreement to secure the due discharge of all charges for electricity consumed in or supplied to the Premises. The deposit shall be retained by the Landlord throughout the term free of interest to the Tenant and in the event of a failure to discharge the charges for electricity, the Landlord shall be entitled to deduct from the deposit the amount of the electricity charges not discharged by the Tenant in which event the Tenant shall as a condition precedent to the continuation of electricity services to the Premises deposit with the Landlord the amount so deducted.

(4)	Increase in electricity deposit

Should the monthly charges for electricity supplied to or consumed in the Premises exceed the Electricity Deposit defined in (3) above, the Tenant shall be required to pay to the Landlord by way of an increase in the Electricity Deposit a sum calculated by the Landlord to exceed the monthly charges for electricity and such increase shall be a condition precedent to the continuation of electricity services to the Premises.

(5)	Repayment of deposit

Subject as aforesaid all deposits shall be refunded to the Tenant by the Landlord without interest within thirty days after the expiration of this Agreement and the delivery of vacant possession to the Landlord or within thirty days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach non-observance or non-performance of any of the agreements stipulations or conditions herein contained and on the part of the Tenant to be observed and performed or within thirty days after the relevant telecommunication authority has cleared the Tenant’s telephone account whichever is the latest.

SECTION IX

REGULATIONS

(1)	Introduction of Regulations

The Landlord reserves the right from time to time and by notice in writing to the Tenant to make and introduce and subsequently amend adopt or abolish if necessary such Regulations as it may consider necessary for the operation and maintenance of the Building as a first class office Building.

(2)	Conflict

Such Regulations shall be supplementary to the terms and conditions contained in this Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between such Regulations and the terms and conditions of this Agreement the terms and conditions of this Agreement shall prevail.

SECTION X

INTERPRETATION AND MISCELLANEOUS

(1)	Marginal notes headings and index

The marginal notes headings and index are intended for guidance only and do not form part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

(2)	Condonation not a waiver

No condoning excusing or overlooking by the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or times of any of the Tenant’s obligations herein contained shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing and signed by Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and in no way shall be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in future unless expressly so provided.

(3)	Letting notices

During the three months immediately preceding the expiration of the term the Landlord shall be at liberty to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require.

(4)	Service of notices

Any notice required to be served hereunder shall be in writing and shall if to be served on the Tenant be sufficiently served if addressed to the Tenant and sent by prepaid post to or delivered at the Premises or the Tenant’s last known place of business or residence in Beijing China and if to be served on the Landlord shall be sufficiently served if addressed to the Landlord and sent by prepaid post to or delivered at the address given in this Agreement or any other address which the Landlord may notify to the Tenant from time to time.

(5)	Exclusion of warranties

The Tenancy Agreement sets out the full agreement reached between the parties and no other representations have been made or warranties given relating to the Landlord or the Tenant or the Building or the Premises and if any such representation or warranty has been made given or implied the same is hereby waived.

(6)	Name of Building

The Landlord reserves the right to name the Building with any such name or style as it in its sole discretion may determine and at any time and from time to time to change alter substitute or abandon any such name and without compensation to the Tenant provided that the Landlord shall give the Tenant and the postal and other relevant Government Authorities not less than three months notice of its intention so to do.

(7)	Governing Law and Jurisdiction

The Tenancy Agreement shall be governed by and construed in accordance with the Laws of the People’s Republic of China. Should any dispute arise under the Tenancy Agreement and agreement cannot be reached through consultation between the Landlord and the Tenant then either party may refer the dispute to the China International Economic and Trade Arbitration Commission in Beijing or its successor for mediation and arbitration in accordance with its Provisional Rules for Procedure. Any arbitration award shall be final and binding on both parties.

(8)	Gender

Unless the context otherwise requires words herein importing the masculine gender shall include the feminine and neuter and words herein in the singular shall include the plural and vice versa.

(9)	Business License

Prior to signing of the Tenancy Agreement, the Tenant shall produce to the Landlord for inspection the business license or registration certificate issued by the Government of the People’s Republic of China and an original attorney form and/or Letter of Authorisation and/or in the case where the Tenant is a corporation Minutes of Directors’ Meeting of the Tenant authorising the Tenant’s representative to execute the Tenancy Agreement.

SIGNED BY

For and on behalf of the Landlord in the presence of:-

COMPANY CHOP

SIGNED BY

For and on behalf of the Tenant in the presence of:-

COMPANY CHOP